Exhibit 10.3

                     CAPITAL SOUTH FINANCIAL SERVICES, INC.

                PROMISSORY NOTE OF LIFESTREAM TECHNOLOGIES, INC.
      (RENEWAL AND REVISION OF LOANS LIF01, LIF02 and LIF03 OF JUNE, 2002)


Marietta, Georgia
Date: May 1, 2003                                             $2,000,000.00


         FOR VALUE RECEIVED, the Undersigned (hereafter called "Borrower"), promises to pay ON OR BEFORE April 1, 2005, to the order of CAPITAL SOUTH FINANCIAL SERVICES, INC., a Georgia Corporation, d/b/a CAPITAL SOUTH (hereafter, together with any holder or holders hereof, called "Lender") at Lender's main office in Marietta, Georgia, or at such other place as lender may designate, the principal amount of Two Million Dollars ($2,000,000.00) ("the Base Loan Principal"), or so much thereof as may be unpaid, together with interest calculated on the actual average daily balance, assuming a 360-day year, at 15% per annum fixed. Borrower acknowledges that at the time of entry of this Loan the actual principal amount owed is Two Million One Hundred Ninety Seven Thousand Eight Hundred Dollar and seventy three cents ($2,197,800.73) (including the $197,800.73 "Over-Advance").

         The Base Loan Principal is payable in 24 level payments of $75,000.00 each, commencing on May 1, 2003 and continuing on the first day of each successive month until March 1, 2005. Any balance of principal and interest remaining shall be due and payable as a lumpsum payment on April 1, 2005. The rate of interest charged Borrower shall in no event be greater than that allowed by law. All payments received will be applied first to interest and other charges, if any, due Lender, and any remaining amount shall be applied to unpaid principal.

         The Over-Advance principal and the interest accruing thereon shall be payable as follows:

         25% of the account receivable cash flow monitored and collected by Lender, over and above the Base Loan Payment of $75,000.00, shall be retained each month, commencing May 1, 2003, until said Over-Advance and all interest due thereon is fully paid. Any balance of principal and interest remaining on the Over-Advance, if any, shall be due and payable as a lumpsum payment on April 1, 2005. Anything to the contrary not withstanding, a maximum of $50,000.00 per month shall be applied to the Over-Advance; in the event monthly receipts are less than $200,000.00, no more than $25,000.00 shall be applied to the Over-Advance.

         Borrower has entered into a Loan and Security Agreement (the "Agreement") of even date herewith, pursuant to which this Promissory Note has been made and delivered to Lender and under which Lender has taken certain collateral as security for the repayment of this Note, including, without limitation, certain invoices and accounts receivable, furniture, fixtures, equipment, inventory (including work in progress and raw material), and intellectual property consisting of U.S. Patents, U.S. Copyrights and U.S. Trademarks. Any default by Borrower under the Agreement shall constitute a default under this Note.



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         In the event Borrower defaults in the payment of any amount due hereunder when due; or Borrower defaults under any of the terms or provisions of the Agreement, then in such event, the entire principal balance then outstanding hereunder, plus accrued and unpaid interest and charges, if any, shall become immediately due and payable, at the office of Lender, without notice to Borrower, and may be collected forthwith. Lender's failure to exercise its rights under this paragraph shall not constitute a waiver thereof. It is further agreed that said accelerated principal balance plus the accrued and unpaid charges, if any, or so much thereof as may remain unpaid from time to time, shall earn interest at the rate which otherwise would have been in effect absent Lender's election to accelerate, and shall remain in effect until the accelerated balance is paid in full. Borrower further agrees to pay Lender all costs and expenses suffered or incurred in connection with the enforcement of Lender's rights under this Note and Agreement, including reasonable attorney fees actually incurred not to exceed fifteen percent (15%) of the unpaid principal amount and interest due. Lender's acceptance of partial or delinquent payments or the failure of Lender to exercise any right shall not waive any obligation of the Borrower or right of Lender or modify the Agreement or waive any other similar default.

         Whenever any notice, demand or request is required, permitted or given hereunder or under any related loan document, such notice, demand or request shall be hand delivered or sent by United States Mail, registered or certified, postage prepaid, to the addresses set forth below:

                  As to Borrower:   Mr. Brett Sweezy, Chief Financial Officer
                                    LIFESTREAM TECHNOLOGIES, INC.
                                    510 Clearwater Loop, Suite 101
                                    Post Falls, Idaho 83854

                  With a Copy to:   Ford Elsaesser, Esq.
                                    ELSAESSER JARZABEK ANDERSON MARKS & ELLIOTT
                                    123 S. Third Street
                                    P.O. Box 1049
                                    Sandpoint, Idaho 83864

                  As to Lender:     CAPITAL SOUTH FINANCIAL SERVICES, INC.
                                    Attention: Mavis Stonecipher,
                                    Chief Financial Officer
                                    600 Village Trace, Suite 100
                                    Marietta, Georgia 30067

                  With a Copy to:   Roman A. DeVille, Esq.
                                    600 Village Trace, Suite 200
                                    Marietta, Georgia 30067

         Any notice, demand or request which shall be served upon either of the parties in the manner aforesaid shall be deemed sufficiently given for all purposes hereunder (1) at the time such notices, demands or requests are hand delivered, or (2) on the second day after the mailing of such notices, demands or requests in accordance with the preceding portion of this paragraph.


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         Borrower, including any endorsers or guarantors thereof, hereby waives presentment, protest, notice of protest and all benefit of valuation, appraisement and all exemption laws, not in force or hereafter enacted, including stay of execution and condemnation. A discharge of Borrower or any guarantor, except for full payment, or any extension, forbearance, change of rate of interest, or acceptance, release or substitution of the collateral or any impairment or suspension of Lender's rights against Borrower or any guarantor, or any transfer of Borrower's interests to another, shall not affect the liability of another Borrower, if any, or guarantor. Borrower waives any right to require Lender to proceed against another Borrower before any other, or to pursue any other remedy.

         Special Stipulations: (1) This Loan may be prepaid in full or in part, without prepayment penalty, at any time. (2) The receipts from the sale, license, or assignment of any intellectual property, including trademarks, trade names, copy rights, pending patents or granted patents shall be paid in full directly to Lender as a reduction in the Loan corresponding to a reduction in collateral. (3) This Loan is expressly based upon specified collateral categories and amounts set forth in the Loan and Security Agreement. In the event any category of collateral falls below the specified margins, and Lender deems itself insecure within the meaning of the word in the lending industry, Lender shall be entitled to withhold a sufficient amount of extraordinary payments from cash flow to bring the Loan Collateral into the agreed upon percentages and margins.

         Borrower warrants and affirms that the execution of this Promissory Note takes place at a time when Borrower is fully solvent under the definitions of the United States Bankruptcy Act, and that its execution will not render Borrower insolvent.

         Borrower agrees that in any dispute or litigation between the parties regarding this loan, Borrower irrevocably waives a Jury Trial, and stipulates that the United States District Court for the Northern District of Georgia shall be the proper Court with Venue and Jurisdiction. Borrower expressly submits to the Venue and Jurisdiction of this Court. This Promissory Note and Loan Transaction shall be governed and interpreted under the law of Georgia without regard to conflicts of law with the State of Idaho or the State of Nevada.

         Borrower covenants, warrants and represents that the transaction and loan evidenced hereby is duly authorized, and is not prohibited by any law, rule, internal protocol, or agreement to which borrower is subject to or a party of.

         IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be duly executed and its seal to be affixed by its duly authorized officers and has delivered this Promissory Note to Lender, the day of year first written above.

                                    BORROWER:

                                    LIFESTREAM TECHNOLOGIES, INC.
                                    FEIN 82-0487965
                                    A Nevada Corporation, domiciled in Idaho

                                    BY:_________________________________
                                    NAME:_______________________________
                                    TITLE:______________________________

                                    ATTEST:_____________________________
                                    NAME:_______________________________
                                    TITLE:______________________________


                                                                [CORPORATE SEAL]
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